Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE July 21, 2015	Media contacts: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com Ray McConville 908-559-3504 raymond.mcconville@verizon.com

Verizon Delivers Double-Digit Adjusted Earnings Growth and Strong

Cash Flows in Second Quarter

2Q 2015 HIGHLIGHTS

Consolidated

•	$1.04 in earnings per share (EPS), compared with $1.01 per share and 91 cents in adjusted EPS (non-GAAP) in 2Q 2014.

Wireless

•

1.1 million net retail postpaid connections added in the quarter; retail postpaid churn of 0.90 percent, the lowest in three years; 109.5 million total retail connections; 103.7 million total retail postpaid connections.

•	5.3 percent year-over-year increase in total revenues; 34.0 percent operating income margin.

•	56.1 percent segment EBITDA margin on service revenues (non-GAAP), and 43.9 percent segment EBITDA margin on total revenues (non-GAAP).

Wireline

•	10.0 percent year-over-year increase in FiOS revenues; 72,000 FiOS Internet and 26,000 FiOS Video net additions.

•	4.5 percent year-over-year increase in consumer revenues.

Verizon News Release, page 2

NEW YORK – Reporting second-quarter 2015 results today, Verizon Communications Inc. (NYSE, Nasdaq: VZ) announced double-digit percentage growth in year-over-year quarterly earnings on an adjusted basis (non-GAAP) and continued strong cash flows.

“Verizon has delivered another quarter of strong financial and operational results, based on consistent network reliability and superior value that continues to attract new customers,” said Chairman and CEO Lowell McAdam. “In the second quarter, we again balanced quality Verizon Wireless connections growth with low churn and profitability, and we announced and completed our acquisition of AOL. We’re now poised to offer customers exciting new over-the-top (OTT) mobile video services, and we look forward to a very positive second half of 2015.”

The company reported $1.04 in EPS in second-quarter 2015, compared with $1.01 per share in second-quarter 2014.

There were no non-operational adjustments to second-quarter 2015 per-share results; second-quarter-2014 results included a 10-cent-per-share non-operational gain related to the sale of spectrum licenses.

Second-quarter 2015 earnings of $1.04 per share compares with 91 cents per share in adjusted EPS (non-GAAP) in second-quarter 2014 – an increase of 14.3 percent.

Consolidated Revenue Growth, Strong Cash Flow

On a consolidated basis, Verizon generated top-line revenue growth driven by wireless and FiOS, with emerging revenue streams from the Internet of Things (IoT) and telematics, and continued strong cash flow.

Consolidated Highlights

•	Total operating revenues in second-quarter 2015 were $32.2 billion, a 2.4 percent increase compared with second-quarter 2014. Excluding second-quarter 2014 revenues

Verizon News Release, page 3

from a business that has since been sold, the comparable year-over-year growth rate (non-GAAP) would have been 2.8 percent.

•	New revenue streams from IoT and telematics totaled approximately $165 million in second-quarter 2015 and about $320 million year to date.

•

Cash flow from operating activities increased to $18.9 billion in first-half 2015, compared with $14.8 billion in first-half 2014. This year’s cash flow has included a non-recurring $2.4 billion related to the monetization of tower assets in the first quarter.

•

Excluding the tower-transaction impact, free cash flow (non-GAAP, cash flow from operations less capital expenditures) totaled $8.4 billion in first-half 2015. Verizon continues to expect full-year 2015 capital expenditures to range between $17.5 billion and $18.0 billion.

In second-quarter 2015, Verizon announced and completed the acquisition of AOL Inc. to further drive the company’s expansion into digital media, including its OTT mobile video strategy. This acquisition closed June 23, and Verizon’s balance sheet at the end of the quarter includes the assets and liabilities of AOL. Verizon’s second-quarter income statement does not reflect any results from AOL operations since these were immaterial for the last seven days of the quarter. AOL financial results will be fully included in Verizon’s third-quarter 2015 results.

Verizon’s $5 billion accelerated share repurchase program was completed in early June, resulting in an overall reduction of 101.6 million shares.

Verizon CFO Fran Shammo said, “We are committed to building the business for future growth. In the first half of this year, we invested approximately $18 billion in spectrum licenses and capital for future network capacity. We also invested more than $4 billion to acquire new capabilities with the AOL transaction, which supports our longer-term video strategy. In addition, we returned more than $9 billion to our shareholders in the form of dividends and share repurchases. Meanwhile, we’ve kept our leverage ratio essentially unchanged, and we remain on track with our deleveraging plan.”

Verizon News Release, page 4

Regarding consolidated revenue outlook, Verizon expects a higher year-over-year growth rate in third-quarter 2015 than in second-quarter 2015. For the full year, the company estimates consolidated revenue growth of at least 3.0 percent. These growth estimates exclude revenue from AOL.

Verizon Wireless Delivers Quality Customer Growth and Profitability

In second-quarter 2015, Verizon Wireless continued to deliver quality connections growth, low churn and strong profitability.

Wireless Financial Highlights

•

Total revenues were $22.6 billion in second-quarter 2015, up 5.3 percent year over year. Service revenues totaled $17.7 billion, down 2.2 percent year over year, while equipment revenues increased to $3.9 billion in second-quarter 2015 from $2.4 billion in second-quarter 2014 as more customers chose to buy new devices with installment pricing.

•

Service revenues plus installment billings increased 2.3 percent year over year. The percentage of phone activations on installment plans was about 49 percent in second-quarter 2015, compared with 39 percent in first-quarter 2015 and only 18 percent in second-quarter 2014. Verizon expects the percentage of phone activations on installment plans to continue to increase and will likely be around 60 percent in third-quarter 2015.

•

In second-quarter 2015, wireless operating income margin was 34.0 percent, up from 32.5 percent in second-quarter 2014. Segment EBITDA margin on service revenues was 56.1 percent, compared with 50.3 percent in second-quarter 2014. Segment EBITDA margin on total revenues was 43.9 percent, compared with 42.3 percent in second-quarter 2014.

Wireless Operational Highlights

•

Verizon Wireless had 1.1 million retail postpaid net additions in second-quarter 2015, nearly twice the net additions in first-quarter 2015. At the end of second-quarter 2015, the company had 109.5 million retail connections, a 4.7 percent year-over-year increase, and 103.7 million retail postpaid connections, a 5.2 percent year-over-year increase. These totals do not include wholesale or IoT connections.

•

The quality of the net additions remained strong: Verizon added 842,000 4G smartphones to its postpaid customer base in second-quarter 2015. Postpaid phone net adds totaled 321,000 as net smartphone adds of 588,000 were partially offset by a net decline of

Verizon News Release, page 5

266,000 basic phones. Tablet net adds totaled 852,000 in the quarter, and net prepaid devices declined by 126,000.

•

4G devices now constitute approximately 73 percent of the retail postpaid connections base, with the LTE network handling about 87 percent of total wireless data traffic in second-quarter 2015. Overall traffic on LTE has essentially doubled in the past year.

•

About 7.2 percent of Verizon’s retail postpaid base upgraded to a new device in second-quarter 2015. In the past year, the number of 4G smartphones in Verizon’s customer base has increased by 17.8 million, to 61.6 million, an increase of about 40 percent. The company continues to see opportunities to upgrade its base of about 16 million basic phone and 9 million 3G smartphone customers to 4G devices.

•

At 0.90 percent in second-quarter 2015, retail postpaid churn improved both sequentially and year over year. Low churn is an indicator of high customer loyalty, and this was Verizon’s lowest churn rate in three years.

•	Verizon’s network densification plans are on schedule. These plans include deployment of small cells, DAS (distributed antenna system) nodes and in-building solutions.

Wireline Consumer Revenue Growth Driven by FiOS

In the wireline segment, Verizon reported continued strong revenue growth for consumer services.

Wireline Financial Highlights

•

In second-quarter 2015, consumer revenues were $4.0 billion, an increase of 4.5 percent compared with second-quarter 2014. Consumer revenues have now grown by at least 4 percent for 12 consecutive quarters, with FiOS revenues representing 79 percent of the total.

•	Total FiOS revenues grew 10.0 percent, to $3.4 billion, comparing second-quarter 2015 with second-quarter 2014.

•

Wireline operating income margin was 5.3 percent in second-quarter 2015, up from 2.6 percent in second-quarter 2014. Segment EBITDA margin (non-GAAP) was 23.5 percent in second-quarter 2015, compared with 23.4 percent in second-quarter 2014.

Wireline Operational Highlights

•

In second-quarter 2015, Verizon added 72,000 net new FiOS Internet connections and 26,000 net new FiOS Video connections. Verizon had totals of 6.8 million FiOS Internet and 5.8 million FiOS Video connections at the end of the second quarter, representing year-over-year increases of 8.1 percent and 6.4 percent, respectively.

Verizon News Release, page 6

•

FiOS Internet penetration (subscribers as a percentage of potential subscribers) was 41.4 percent at the end of second-quarter 2015, compared with 40.1 percent at the end of second-quarter 2014. In the same periods, FiOS Video penetration was 35.7 percent, compared with 35.3 percent.

•

Verizon saw higher-than-anticipated demand for its new Custom TV packages, with more than one-third of FiOS Video gross customer additions opting for Custom TV and migration demand from existing customers. While Custom TV adoption has an initial negative impact on revenue growth, it is expected to improve profitability.

•

By the end of second-quarter 2015, 64 percent of consumer FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 500 megabits per second. The highest rate of growth is in the 75-megabit-per-second tier, to which 23 percent of FiOS customers subscribe.

•

Evolving its wireline network, Verizon continues to replace portions of its residential copper network with fiber optics to provide customers with a more reliable and resilient infrastructure. In second-quarter 2015, Verizon migrated 51,000 customers who had been using copper connections, toward a full-year goal of 200,000.

•

Verizon Enterprise Solutions helped clients around the globe manage risk, improve customer experience, and drive growth and business performance in the second quarter. The company deployed innovative enterprise-grade network, cloud, security, IoT, mobility and other business solutions for some of the world’s leading brands, including Scripps Networks Interactive, Lear Corporation, CDK Global, Inc., Aurubis and Allstate; energy clients Marathon Petroleum Corporation, Peninsula Lighting Company and PSE&G; healthcare clients Bright! Now Dental, Inovalon and Moda Health; and public sector clients U.S. Department of the Interior and the State of California.

Wireline results include operations being sold to Frontier Communications Corp. in the non-contiguous states of California, Florida and Texas. This is part of Verizon’s network evolution, to better enable the company to focus wireline efforts on the East Coast. Verizon’s consolidated balance sheet will reflect these operations as assets held for sale until the transaction’s closing, targeted for first-half 2016.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon News Release, page 7

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering the promise of the digital world. Verizon Wireless operates America’s most reliable wireless network, with 109.5 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers worldwide. A Fortune 15 company with more than $127 billion in 2014 revenues, Verizon employs a diverse workforce of 178,500. For more information, visit www.verizon.com/news/.

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Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	% Change	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14	% Change

Operating Revenues
Service revenues and other	$ 28,363	$ 29,096	(2.5)	$ 56,974	$ 58,045	(1.8)
Wireless equipment revenues	3,861	2,387	61.8	7,234	4,256	70.0

Total Operating Revenues	32,224	31,483	2.4	64,208	62,301	3.1

Operating Expenses
Cost of services	6,994	7,094	(1.4)	13,982	14,184	(1.4)
Wireless cost of equipment	5,455	4,993	9.3	10,563	9,092	16.2
Selling, general and administrative expense	7,974	7,550	5.6	15,913	15,882	0.2
Depreciation and amortization expense	3,980	4,161	(4.3)	7,969	8,298	(4.0)

Total Operating Expenses	24,403	23,798	2.5	48,427	47,456	2.0

Operating Income	7,821	7,685	1.8	15,781	14,845	6.3
Equity in earnings (losses) of unconsolidated businesses	(18)	(43)	(58.1)	(52)	1,859	*
Other income and (expense), net	32	66	(51.5)	107	(828)	*
Interest expense	(1,208)	(1,164)	3.8	(2,540)	(2,378)	6.8

Income Before Provision for Income Taxes	6,627	6,544	1.3	13,296	13,498	(1.5)
Provision for income taxes	(2,274)	(2,220)	2.4	(4,605)	(3,188)	44.4

Net Income	$ 4,353	$ 4,324	0.7	$ 8,691	$ 10,310	(15.7)

Net income attributable to noncontrolling interests	$ 122	$ 110	10.9	$ 241	$ 2,149	(88.8)
Net income attributable to Verizon	4,231	4,214	0.4	8,450	8,161	3.5

Net Income	$ 4,353	$ 4,324	0.7	$ 8,691	$ 10,310	(15.7)

Basic Earnings per Common Share
Net income attributable to Verizon	$ 1.04	$ 1.02	2.0	$ 2.06	$ 2.15	(4.2)

Weighted average number of common shares (in millions)	4,079	4,147		4,097	3,789

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$ 1.04	$ 1.01	3.0	$ 2.06	$ 2.15	(4.2)

Weighted average number of common shares-assuming dilution (in millions)	4,085	4,153		4,103	3,795

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	6/30/15	12/31/14	$ Change

Assets
Current assets
Cash and cash equivalents	$ 3,008	$ 10,598	$ (7,590)
Short-term investments	309	555	(246)
Accounts receivable, net	13,444	13,993	(549)
Inventories	1,149	1,153	(4)
Assets held for sale	774	552	222
Prepaid expenses and other	2,818	2,772	46

Total current assets	21,502	29,623	(8,121)

Plant, property and equipment	213,661	230,508	(16,847)
Less accumulated depreciation	131,129	140,561	(9,432)

	82,532	89,947	(7,415)

Investments in unconsolidated businesses	794	802	(8)
Wireless licenses	86,321	75,341	10,980
Goodwill	25,429	24,639	790
Other intangible assets, net	7,983	5,728	2,255
Non-current assets held for sale	9,647	—	9,647
Deposit for wireless licenses	—	921	(921)
Other assets	6,545	5,707	838

Total Assets	$ 240,753	$ 232,708	$ 8,045

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 4,206	$ 2,735	$ 1,471
Accounts payable and accrued liabilities	16,953	16,680	273
Liabilities related to assets held for sale	457	—	457
Other	9,029	8,649	380

Total current liabilities	30,645	28,064	2,581

Long-term debt	109,465	110,536	(1,071)
Employee benefit obligations	32,711	33,280	(569)
Deferred income taxes	42,945	41,578	1,367
Non-current liabilities related to assets held for sale	942	—	942
Other liabilities	11,171	5,574	5,597

Equity
Common stock	424	424	—
Contributed capital	11,167	11,155	12
Reinvested earnings	6,418	2,447	3,971
Accumulated other comprehensive income	821	1,111	(290)
Common stock in treasury, at cost	(7,741)	(3,263)	(4,478)
Deferred compensation - employee stock ownership plans and other	326	424	(98)
Noncontrolling interests	1,459	1,378	81

Total equity	12,874	13,676	(802)

Total Liabilities and Equity	$ 240,753	$ 232,708	$ 8,045

Verizon Communications Inc.

Condensed Consolidated Balance Sheets (Continued)

(dollars in millions)

Verizon – Selected Financial and Operating Statistics

Unaudited	6/30/15	12/31/14

Total debt (in millions)	$ 113,671	$ 113,271
Net debt (in millions)	$ 110,663	$ 102,673
Net debt / Adjusted EBITDA (1)	2.5x	2.4x
Common shares outstanding end of period (in millions)	4,066	4,155
Total employees	178,500	177,300
Quarterly cash dividends declared per common share	$ 0.550	$ 0.550

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14	$ Change

Cash Flows from Operating Activities
Net Income	$ 8,691	$ 10,310	$ (1,619)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,969	8,298	(329)
Employee retirement benefits	561	562	(1)
Deferred income taxes	826	253	573
Provision for uncollectible accounts	744	473	271
Equity in earnings (losses) of unconsolidated businesses, net of dividends received	72	(1,841)	1,913
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	416	(847)	1,263
Other, net	(373)	(2,404)	2,031

Net cash provided by operating activities	18,906	14,804	4,102

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(8,153)	(8,494)	341
Acquisitions of investments and businesses, net of cash acquired	(3,225)	(179)	(3,046)
Acquisitions of wireless licenses	(9,677)	(271)	(9,406)
Proceeds from dispositions of wireless licenses	—	2,367	(2,367)
Other, net	884	231	653

Net cash used in investing activities	(20,171)	(6,346)	(13,825)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	6,497	20,245	(13,748)
Repayments of long-term borrowings and capital lease obligations	(5,797)	(11,317)	5,520
Increase (decrease) in short-term obligations, excluding current maturities	(106)	279	(385)
Dividends paid	(4,266)	(3,583)	(683)
Proceeds from sale of common stock	—	34	(34)
Purchase of common stock for treasury	(5,074)	—	(5,074)
Acquisition of noncontrolling interest	—	(58,886)	58,886
Other, net	2,421	(2,982)	5,403

Net cash used in financing activities	(6,325)	(56,210)	49,885

Decrease in cash and cash equivalents	(7,590)	(47,752)	40,162
Cash and cash equivalents, beginning of period	10,598	53,528	(42,930)

Cash and cash equivalents, end of period	$ 3,008	$ 5,776	$ (2,768)

Footnotes:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	% Change	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14	% Change

Operating Revenues
Service	$ 17,689	$ 18,078	(2.2)	$ 35,603	$ 36,065	(1.3)
Equipment	3,861	2,387	61.8	7,234	4,257	69.9
Other	1,063	1,018	4.4	2,104	2,040	3.1

Total Operating Revenues	22,613	21,483	5.3	44,941	42,362	6.1

Operating Expenses
Cost of services	1,948	1,749	11.4	3,799	3,506	8.4
Cost of equipment	5,455	4,993	9.3	10,563	9,092	16.2
Selling, general and administrative expense	5,289	5,649	(6.4)	10,658	11,293	(5.6)
Depreciation and amortization expense	2,225	2,107	5.6	4,415	4,168	5.9

Total Operating Expenses	14,917	14,498	2.9	29,435	28,059	4.9

Operating Income	$ 7,696	$ 6,985	10.2	$ 15,506	$ 14,303	8.4
Operating Income Margin	34.0%	32.5%		34.5%	33.8%

Segment EBITDA	$ 9,921	$ 9,092	9.1	$ 19,921	$ 18,471	7.9
Segment EBITDA Margin	43.9%	42.3%		44.3%	43.6%
Segment EBITDA Service Margin	56.1%	50.3%		56.0%	51.2%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	6/30/15	6/30/14	% Change

Connections (‘000)
Retail postpaid	103,731	98,593	5.2
Retail prepaid	5,817	6,044	(3.8)

Retail	109,548	104,637	4.7

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	% Change	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14	% Change

Net Add Detail (‘000) (1)
Retail postpaid	1,134	1,441	(21.3)	1,699	1,980	(14.2)
Retail prepaid	(126)	(14)	*	(314)	(4)	*

Retail	1,008	1,427	(29.4)	1,385	1,976	(29.9)

Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,560	35,186	1.1
Retail postpaid ARPA	$ 153.73	$ 159.73	(3.8)	$ 154.93	$ 159.70	(3.0)
Retail postpaid connections per account (2)				2.92	2.80	4.3

Churn Detail
Retail postpaid	0.90%	0.94%		0.97%	1.00%
Retail	1.18%	1.25%		1.26%	1.31%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	91.7%	90.8%		91.6%	90.4%
Total Smartphone postpaid phone base (2)				81.2%	74.6%
Total Internet postpaid base (2)				15.4%	12.3%

Other Operating Statistics
Capital expenditures (in millions)	$ 3,126	$ 2,771	12.8	$ 5,545	$ 5,325	4.1

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	% Change	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14	% Change

Operating Revenues
Consumer retail	$ 4,037	$ 3,864	4.5	$ 8,029	$ 7,704	4.2
Small business	593	621	(4.5)	1,193	1,245	(4.2)

Mass Markets	4,630	4,485	3.2	9,222	8,949	3.1

Strategic services	2,030	2,075	(2.2)	4,078	4,146	(1.6)
Core	1,195	1,369	(12.7)	2,410	2,769	(13.0)

Global Enterprise	3,225	3,444	(6.4)	6,488	6,915	(6.2)

Global Wholesale	1,491	1,562	(4.5)	3,015	3,145	(4.1)
Other	77	140	(45.0)	167	284	(41.2)

Total Operating Revenues	9,423	9,631	(2.2)	18,892	19,293	(2.1)

Operating Expenses
Cost of services	5,206	5,342	(2.5)	10,493	10,681	(1.8)
Selling, general and administrative expense	2,007	2,031	(1.2)	4,038	4,180	(3.4)
Depreciation and amortization expense	1,706	2,005	(14.9)	3,452	4,038	(14.5)

Total Operating Expenses	8,919	9,378	(4.9)	17,983	18,899	(4.8)

Operating Income	$ 504	$ 253	99.2	$ 909	$ 394	*
Operating Income Margin	5.3%	2.6%		4.8%	2.0%

Segment EBITDA	$ 2,210	$ 2,258	(2.1)	$ 4,361	$ 4,432	(1.6)
Segment EBITDA Margin	23.5%	23.4%		23.1%	23.0%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	6/30/15	6/30/14	% Change

Connections (‘000)
FiOS Video Subscribers	5,765	5,419	6.4
FiOS Internet Subscribers	6,821	6,309	8.1
FiOS Digital Voice residence connections	4,661	4,440	5.0

FiOS Digital connections	17,247	16,168	6.7

HSI	2,400	2,768	(13.3)
Total Broadband connections	9,221	9,077	1.6
Primary residence switched access connections	5,194	6,007	(13.5)
Primary residence connections	9,855	10,447	(5.7)

Total retail residence voice connections	10,239	10,903	(6.1)
Total voice connections	19,079	20,391	(6.4)

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	% Change	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	26	100	(74.0)	116	157	(26.1)
FiOS Internet Subscribers	72	139	(48.2)	205	237	(13.5)
FiOS Digital Voice residence connections	—	90	*	59	192	(69.3)

FiOS Digital connections	98	329	(70.2)	380	586	(35.2)

HSI	(97)	(93)	4.3	(189)	(175)	8.0
Total Broadband connections	(25)	46	*	16	62	(74.2)
Primary residence switched access connections	(203)	(217)	(6.5)	(402)	(474)	(15.2)
Primary residence connections	(203)	(127)	59.8	(343)	(282)	21.6

Total retail residence voice connections	(218)	(145)	50.3	(376)	(326)	15.3
Total voice connections	(396)	(342)	15.8	(716)	(694)	3.2

Revenue Statistics
FiOS revenues (in millions)	$ 3,438	$ 3,125	10.0	$ 6,790	$ 6,166	10.1
Strategic services as a % of total Enterprise revenues	62.9%	60.2%		62.9%	60.0%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,134	$ 1,345	(15.7)	$ 2,211	$ 2,730	(19.0)

Wireline employees (‘000)				72.7	80.6
FiOS Video Open for Sale (‘000)				16,126	15,372
FiOS Video penetration				35.7%	35.3%
FiOS Internet Open for Sale (‘000)				16,462	15,722
FiOS Internet penetration				41.4%	40.1%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

Adjusted Operating Revenues

(dollars in millions)

Unaudited					3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14

Consolidated Operating Revenues					$ 32,224	$ 31,483
Impact of Divested Operations					—	(128)

Consolidated Adjusted Operating Revenues					$ 32,224	$ 31,355

Year over Year Growth					2.8%

Adjusted EBITDA

					(dollars in millions)
Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 3/31/15	3 Mos. Ended 12/31/14	3 Mos. Ended 9/30/14	3 Mos. Ended 6/30/14	3 Mos. Ended 3/31/14
Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 4,353	$ 4,338	$ (2,148)	$ 3,794	$ 4,324	$ 5,986
Add/(Subtract):
Provision (benefit) for income taxes	2,274	2,331	(1,738)	1,864	2,220	968
Interest expense	1,208	1,332	1,282	1,255	1,164	1,214
Other (income) and expense, net	(32)	(75)	437	(71)	(66)	894
Equity in (earnings) losses of unconsolidated businesses	18	34	31	48	43	(1,902)

Operating income (loss)	7,821	7,960	(2,136)	6,890	7,685	7,160
Add Depreciation and amortization expense	3,980	3,989	4,068	4,167	4,161	4,137

Consolidated EBITDA	$ 11,801	$ 11,949	$ 1,932	$ 11,057	$ 11,846	$ 11,297

Other Items (Before Tax)
Severance, Pension, and Benefit Charges	—	—	7,507	—	—	—
Gain on Spectrum License Transactions	—	—	—	—	(707)	—
Impact of Divested Operations	—	—	—	—	(6)	(6)
Other	—	—	334	—	—	—

	—	—	7,841	—	(713)	(6)

Consolidated Adjusted EBITDA	$ 11,801	$ 11,949	$ 9,773	$ 11,057	$ 11,133	$ 11,291

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	6/30/15	12/31/14
Verizon Net Debt
Debt maturing within one year	$ 4,206	$ 2,735
Long-term debt	109,465	110,536

Total Debt	113,671	113,271
Less Cash and cash equivalents	3,008	10,598

Net Debt	$ 110,663	$ 102,673

Net Debt to Adjusted EBITDA Ratio	2.5x	2.4x

Adjusted EPS

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14

Earnings Per Common Share, Reported	$1.04	$ 1.01
Gain on Spectrum License Transactions	—	(0.10)

Adjusted EPS	$1.04	$ 0.91

Free Cash Flow

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/15

Net cash provided by operating activities	$ 18,906
Less Capital expenditures	8,153

Free Cash Flow	$ 10,753

Less Proceeds from monetization of tower assets	2,346

Free Cash Flow Adjusted for Tower Transaction	$ 8,407

Verizon Communications Inc.

Reconciliations - Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14

Wireless Segment EBITDA
Operating income	$ 7,696	$ 6,985	$ 15,506	$ 14,303
Add Depreciation and amortization expense	2,225	2,107	4,415	4,168

Wireless Segment EBITDA	$ 9,921	$ 9,092	$ 19,921	$ 18,471

Wireless total operating revenues	$ 22,613	$ 21,483	$ 44,941	$ 42,362

Wireless service revenues	$ 17,689	$ 18,078	$ 35,603	$ 36,065

Wireless operating income margin	34.0%	32.5%	34.5%	33.8%

Wireless Segment EBITDA margin	43.9%	42.3%	44.3%	43.6%

Wireless Segment EBITDA service margin	56.1%	50.3%	56.0%	51.2%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/15	3 Mos. Ended 6/30/14	6 Mos. Ended 6/30/15	6 Mos. Ended 6/30/14

Wireline Segment EBITDA
Operating income	$ 504	$ 253	$ 909	$ 394
Add Depreciation and amortization expense	1,706	2,005	3,452	4,038

Wireline Segment EBITDA	$ 2,210	$ 2,258	$ 4,361	$ 4,432

Wireline total operating revenues	$ 9,423	$ 9,631	$ 18,892	$ 19,293

Wireline operating income margin	5.3%	2.6%	4.8%	2.0%

Wireline Segment EBITDA margin	23.5%	23.4%	23.1%	23.0%